UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On March 23, 2015, Eldorado Resorts, Inc. (the “Company”) posted an updated investor presentation on the Company’s website which can be accessed at http://www.eldoradoresorts.com.  The Company may from time to time update its investor presentation and will post such future updates on its website.  The updated investor presentation, and future updated investor presentations, will be accessible by the public on such website for a limited period of time.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Security Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination of admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC.,
a Nevada corporation

Date: March 23, 2015	By:	/s/Gary L.Carano

		Name:	Gary L. Carano
		Title:	Chief Executive Officer

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